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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                  F O R M 8 - K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                         of the Securities Exchange Act
                                     of 1934

                                                       May 6, 1996
Date of Report (Date of earliest event reported) ..........................

                           MICROS-TO-MAINFRAMES, INC.
 ...............................................................................
               (Exact name of registrant as specified in charter)

     New York                           0-22122                 13-3354896
 ...............................................................................
(State or other jurisdiction          (Commission)             (IRS Employer
  of incorporation)                   File Number)           Identification No.)

614 Corporate Way, Valley Cottage, New York                  10989
 ...............................................................................
  (Address of principal executive offices)                 (Zip Code)

                                                         (914) 268-5000
Registrant's telephone number, including area code ........................

                                       N/A
 ...............................................................................
          (Former name or former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets.

Acquisition of Assets

         On May 6, 1996, a subsidiary of Micros-to-Mainframes, Inc. (the "Company"), Data.Com DIRECT, Inc. (which, subsequent to the closing of the acquisition referred to herein, changed its name to Data.Com RESULTS, Inc. the "Buyer")), acquired (the "Acquisition") substantially all of the assets of Data.Com. RESULTS, Inc. (the "Seller"). Seller is a data communication, wide area networking (WAN) and local area networking (LAN) consultant and advanced technology solutions provider primarily serving clients located in the State of Connecticut. The Acquisition was pursuant to an Asset Purchase Agreement among the Company, Buyer, Seller and Robert A. Fries ("Fries"), the sole shareholder of Seller, dated as of May 1, 1996 (the "Agreement"). The parties executed the Agreement on May 3, 1996. The closing of the Acquisition was consummated upon the satisfaction of certain conditions, which conditions were satisfied on May 6, 1996 (the "Closing").

         The consideration for the Acquisition included the following:

         (a) The Buyer's payment on the Closing of Seller's obligations to IBM Credit Corp., the company which provided accounts receivable financing for the Seller, in the amount of $1,374,708);

         (b) The Buyer's assumption of substantially all of the accounts payable of Seller (approximately $477,000);

         (c) Eighty-seven thousand (87,000) shares of the Company's common stock, $.001 par value ("MTM Common Stock");

         (d) Contingent payments ("Contingent Payments") after Closing, determined as follows:

                (i) 5,000 shares of MTM Common Stock, as adjusted for any changes by reason of recapitalization, reclassification, stock split-up, combination or exchange of Common Stock or the like, or by the issuance of dividends payable in Common Stock ("Recapitalization Event"), in the event Buyer's earnings before taxes and depreciation and amortization determined in accordance with generally accepted accounting principles ("EBTDA") commencing on May 1, 1996 and ending March 31, 1997, determined on an annualized basis, is $500,000 or more and less than $600,000; 15,000 shares of MTM Common Stock, as adjusted for any Recapitalization Event, in the event Buyer's EBTDA commencing on May 1, 1996 and ending March 31, 1997, determined on an annualized basis, is $600,000 or more and less than $700,000; or 25,000 shares of MTM Common Stock, as adjusted for any Recapitalization Event, in the

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         event Buyer's EBTDA commencing on May 1, 1996 and ending March 31,
         1997, determined on an annualized basis, is $700,000 or more;

               (ii) 10,000 shares of MTM Common Stock, as adjusted for any Recapitalization Event, in the event Buyer's EBTDA for the fiscal year ending March 31, 1998 is $700,000 or more and less than $800,000; 15,000 shares of MTM Common Stock, as adjusted for any Recapitalization Event, in the event Buyer's EBTDA for the fiscal year ending March 31, 1998 is $800,000 or more and less than $850,000; or 25,000 shares of MTM Common Stock, as adjusted for any Recapitalization Event, in the event Buyer's EBTDA for the fiscal year ending March 31, 1998 is $850,000 or more;

              (iii) 10,000 shares of MTM Common Stock, as adjusted for any Recapitalization Event, in the event Buyer's EBTDA for the fiscal year ending March 31, 1999 is $900,000 or more and less than $1,000,000; 20,000 shares of MTM Common Stock, as adjusted for any Recapitalization Event, in the event Buyer's EBTDA for the fiscal year ending March 31, 1999 is $1,000,000 or more and less than $1,150,000; 30,000 shares of
         MTM Common Stock, as adjusted for any Recapitalization Event, in the event Buyer's EBTDA for the fiscal year ending March 31, 1999 is $1,150,000 or more and less than $1,200,000, or 35,000 shares of MTM Common Stock, as adjusted for any Recapitalization Event, in the event Buyer's EBTDA for the fiscal year ending March 31, 1999 is $1,200,000 or more;

                (iv) An amount equal to the excess of $27,594 and the amount of credits claimed and taken by Seller's customers with respect to certain accounts receivable by the first anniversary of the Closing, payable in MTM Common Stock based on the closing price therefor on the exchange on which the MTM Common Stock is traded on the first anniversary of the Closing, rounded up or down to the next whole number; and

                (v) In the event Buyer has recovered any funds from the sale of inventory written down in connection with the Closing ("Written-Off Inventory") during the period beginning April 1, 1996 and ending on the first anniversary of the Closing, an amount, determined individually with respect to each item of Written-Off Inventory, equal to the net amount received upon the sale of such item of Written-Off Inventory, but not in excess of the respective cost thereof (the "Recoverable Amount"), payable within thirty (30) days after the first anniversary by the delivery of MTM Common Stock valued at the closing price therefor on the exchange on which the MTM Common Stock is traded on the first anniversary of the Closing, rounded up or down to the next whole number, or if notice is received by Buyer from Seller prior to the first anniversary of the Closing that such amount should be applied against the principal amount as of the Closing Date of the Fries promissory note assigned by the Seller to the Buyer in connection with

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         the Acquisition or that a portion of the amount owing be paid in MTM
         Common Stock and the remainder being applied against the principal amount of the Fries note, the amount shall be paid as directed by Seller in such notice.

For purposes of computing EBTDA (X) corporate overhead (including, but not limited to, (i) compensation payable to the Company's corporate officers and support staff, but excluding compensation and benefits payable to the Company's directors and executive officers required to be named in the Company's Summary Compensation Table included as part of its Annual Report on Form 10-K, (ii) legal and accounting fees not attributable to any specific division or subsidiary of the Company, and (iii) corporate office expenses) shall be allocated among the Company and its subsidiaries based on the gross revenues attributable to each, (Y) earnings shall be computed without giving effect to extraordinary items of income and expense determined in accordance with generally accepted accounting principles and (Z) earnings with respect to Written-Off Inventory shall only be included to the extent the amount of net proceeds received exceeds the Recoverable Amount. Subject to the preceding sentence, EBTDA shall be determined by the Company's chief financial officer in accordance with the Buyer's customary and normal accounting procedures within ninety (90) days after the end of the applicable measuring period, and any additional stock issuance shall be made within thirty (30) days thereafter.

         Simultaneously with the Closing, pursuant to a Pledge and Security Agreement ("Security Agreement"), the Seller delivered 80,000 of the shares received by it at Closing (the "Escrowed Shares") to an escrow agent in order to secure Seller's, its assigns, and Fries' indemnification under the Agreement. The Escrowed Shares were delivered in escrow for a period of up to one (1) year from the Closing, subject to extension in the event an unresolved claim is made on or prior to said one (1) year period. The Escrowed Shares shall be used to satisfy all or a portion of any indemnity claims by Buyer. The MTM Common Stock shall be valued at five dollars ($5.00) per share. Forty-Five Thousand of the Escrowed Shares shall be released upon the Seller's delivery of a consent of the State of Connecticut to the assignment of the Information Processing Systems Master Software License Agreement dated October 23, 1995 between the State of Connecticut and Seller or the State of Connecticut and Buyer entering into a substantially similar contract. If such consent or new contract is not delivered within six (6) months of Closing or the Seller receives notice of termination of such contract from the State of Connecticut prior to such six (6) months, such 45,000 shares shall be delivered to Buyer. The remaining Escrowed Shares shall be released from escrow one (1) year from Closing, provided any Escrowed Shares in the possession of the escrow agent at such time shall be retained in escrow to the extent necessary to satisfy in full any claims arising prior to such year date remain unresolved. Any Escrowed Shares retained after one year from closing

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as provided above shall be released from time to time as the claims are resolved and the need for all or part of the Escrowed Shares to satisfy remaining claims is unnecessary.

           The shares of MTM Common Stock which Seller received or may receive under the Agreement (the "Shares") will, except for certain limited permitted transfers, have a two year restriction on resale unless sooner registered under the Securities Act of 1933, as amended and the Company has consented to such sale. The Company is not required to seek to have the Shares registered with the Securities and Exchange Commission or any other body, provided, however that the Company granted customary piggyback registration rights with respect thereto.

         Simultaneous with the consummation of the Closing, the Company and Fries entered into a three year employment agreement whereunder Fries was employed as a senior executive of the Company and co-President of the Buyer. The employment agreement provides for the following compensation:

                  (A)  $140,000 base salary and a $400/month car allowance;

                  (B) a bonus of 6% of Buyer's EBTDA for the respective fiscal year, but in no event more than $60,000 with respect to a fiscal year; and

                  (C) receive grants in fiscal 1997 of incentive stock options to acquire 5,000 shares of MTM common stock in the event Buyer's EBTDA for the fiscal year ending March 31, 1997 is $1,250,000 or more; receive grants in fiscal 1998 of incentive stock options to acquire 5,000 shares of MTM common stock in the event Buyer's EBTDA for the fiscal year ending March 31, 1998 is $1,250,000 or more; receive grants in fiscal 1999 of incentive stock options to acquire 10,000 shares of MTM common stock in the event Buyer's EBTDA for the fiscal year ending March 31 1999 is $1,350,000 or more. The option price for any option so granted shall be 110% of the fair market value of the MTM common stock as at the first day of the taxable year in which the respective options, if any, are granted. The options shall not vest until the first day of the taxable year following the year of grant, at which time all such options shall vest.

         On May 6, 1996, Fries and Ramon Mota were designated and appointed as directors of the Company to occupy two newly-created directorships until the Company's next annual meeting of shareholders. The Company further agreed to do all things necessary, to the extent possible, to designate Fries a member of

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the Board from and after the next annual meeting of the Company's shareholders through the initial term of his employment agreement with the Company.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

              (a) Financial Statements of Business Acquired. It is impracticable for the Registrant to file the financial information of the business acquired hereunder at this time and such information will be filed by amendment to this Form 8-K within sixty days from the date hereof.

              (b) Pro-forma Financial Information. It is impracticable for the Registrant to file the pro-forma financial information required hereunder at this time and such information will be filed by amendment to this Form 8-K within sixty days from the date hereof.

              (c) Exhibits.

               2.1 Asset Purchase Agreement (the "Asset Purchase
                   Agreement") dated as of May 1, 1996 by and among by and among DATA.COM RESULTS, INC. ("DATA.COM"), the sole shareholder of DATA.COM, Micros-to-Mainframes, Inc. (the "Company") and the Company's wholly-owned subsidiary, DATA.COM DIRECT, INC.

              99.1 Pledge and Escrow Agreement dated as of May 6, 1996
                   by and among by and among DATA.COM RESULTS, INC. ("Data.Com"), the sole shareholder of DATA.COM, Micros-to-Mainframes, Inc. (the "Company") and the Company's wholly-owned subsidiary, DATA.COM DIRECT, INC.

              99.2 Employment Agreement dated as of May 1, 1996 by and
                   between Micros-to-Mainframes, Inc. and Robert A.
                   Fries.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 16, 1996

                   MICROS-TO-MAINFRAMES, INC.

              By:  /s/ Howard A. Pavony
                   -----------------------------------
                   Howard A. Pavony
                   President and
                   Co-Principal
                   Executive Officer

                   /s/ Steven H. Rothman
                   -----------------------------------
                   Steven H. Rothman
                   Vice President and Co-
                   Principal Executive Officer

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